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                                                                    EXHIBIT 10.1

Dated As of December 1, 2003


William R. Newlin, Esquire
752 Fleming Lane
Sewickley, PA  15143

Dear Bill:

This amended and restated letter confirms the details of your offer with Dick's Sporting Goods, Inc.

Job Title:                         Executive Vice-President & CAO

Reports to:                        Ed Stack, Chairman & CEO

Direct Reports:                    The following positions will report directly
                                   to you:
                                   - CFO
                                   - SVP Human Resources
                                   - Director of Internal Audit
                                   - Legal

Rate of Pay:                       Your starting pay will be $450,000 annually,
                                   and you will be paid on a bi-weekly basis.

Bonus: Your bonus opportunity will be 0-150% of your base salary, targeted at 75%.

Stock Options:

    Initial Grant:                 You will be eligible for an initial grant of
                                   300,000 non-qualified stock options, which will be granted shortly after your employment begins. Fifty percent (50%) of those options will vest 12 months after they're granted, another 25% will vest 24 months after they're granted, and the final 25% will vest 36 months after they're granted. You will have six years to exercise any of these options from their date of vesting.

Severance:                         Should your employment terminate
                                   involuntarily within the first year of
                                   employment, 50% of your initial stock option grant will vest automatically.

                                   Additionally, should your employment
                                   terminate involuntarily within the first two years of employment, you will get a severance benefit worth one year of base pay and the prorated portion of the bonus for that year.

Vacation:                          You are eligible for 20 vacation days
                                   beginning in calendar year 2004. The use and payment of vacation time is subject to the vacation guidelines listed in the Dick's
                                   Associate Handbook.

Personal Days:                     You are eligible for 3 personal days
                                   beginning calendar year 2004.

Holidays:                          The Corporate Office observes seven paid
                                   holidays each year.

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Benefits:                          You are eligible to participate in the Dick's
                                   Sporting Good's Employee benefits program. A summary of these benefits is included with this packet. The benefits program will be discussed in detail on your first day of employment. You will have 31 days to make your benefits selections.

Confidentiality/Non-Compete
And Insider Trading:

                                   Documentation detailing the specifics of these agreements is included with this letter. Please review this information carefully.

                                   As a condition of your employment, you will need to review all the documentation included in this packet. You are required to sign the documentation where indicated and return it in the self addressed stamped envelope prior to your start date.

Change in
Control: Any applicable severance amounts would double should you choose to leave the Company due to a Change of Control.

Admin
Support: We have agreed that the Company will hire your assistant, Debbie Hanks, at her current level of base compensation.

Start Date and Other               To be mutually agreed upon but as soon as
Information:                       possible. Undefined terms used herein have
                                   the meaning defined in your stock option agreements dated September 22, 2003.


We look forward to having you on the Dick's Sporting Good's team.

Sincerely,

Edward W. Stack
Chairman & CEO

Agreed to on December 1, 2003


/s/ William R. Newlin
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William R. Newlin